UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 27, 2009

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 38th Floor New York, New York	10055
(Address of principal executive offices)	(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01 Entry into a Material Definitive Agreement.

On July 27, 2009, the limited partnership agreement of Evercore LP (the “Partnership”) was amended and restated by Evercore Partners Inc. and the limited partners of the Partnership (who are comprised of current and former senior managing directors of Evercore and certain associated entities) for the primary purpose of better aligning the interests of Evercore’s senior managing directors with those of its shareholders. The significant amendments include:

•

The event-based vesting terms for unvested partnership units that were triggered if two of the three Evercore founders did not continue to be employed by or serve as a director of Evercore Partners Inc. or its affiliates or if the founders and certain associated entities ceased to beneficially own a specified percentage of their Evercore equity were deleted and replaced with more traditional time-based vesting provisions. The unvested partnership units will now vest ratably on December 31, 2011, 2012 and 2013 so long as the equity holder remains employed with Evercore Partners Inc., the Partnership or their affiliates on such dates;

•

The transfer restrictions, which previously specified August 11, 2011 as the date when most vested Partnership units would be permitted to be exchanged for shares of Class A common stock of Evercore Partners Inc., have been amended to provide for a release of the transfer restrictions on vested Partnership units in 20% increments on each of December 31, 2009, 2010, 2011, 2012 and 2013;

•	Ralph L. Schlosstein has been added to the equity committee of Evercore Partners Inc.; and

•

Various other amendments, generally of a “clean-up,” clarifying or technical nature, including amendments relating to the authority of the general partner to issue new types of interests in the Partnership and clarifying the contractual relationship among the limited partners and the general partner.

The Second Amended and Restated Limited Partnership Agreement of the Partnership is filed as exhibit 99.1 hereto and is hereby incorporated by reference. The foregoing description of the Second Amended and Restated Limited Partnership Agreement is qualified in its entirety by reference to the agreement.

In conjunction with the amendment and restatement of the limited partnership agreement of the Partnership, Evercore has also adopted minimum equity ownership guidelines for its Senior Managing Directors to further enhance the alignment of interests between these employees and its shareholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Second Amended and Restated Limited Partnership Agreement, dated as of July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: July 27, 2009	/s/ Adam B. Frankel
	By:	Adam B. Frankel
	Title:	General Counsel